EX-99.B(g)(1)

CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT

THIS AGREEMENT is made effective the 11th day of April, 2005, by and between each of Wells Fargo Funds Trust and Wells Fargo Variable Trust, each a Delaware business trust (referred to collectively as the “Funds” or individually as a “Fund”) and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”),

WITNESSETH:

WHEREAS, Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, Fund intends that this Agreement be applicable to the following series: Short-Term Municipal Bond Fund, Municipal Bond Fund, Short-Term Bond Fund, Discovery Fund (Variable Trust), US Value Fund, Dividend Income Fund, Large Company Core Fund, Growth & Income Fund, Growth Fund, Capital Growth Fund and Small Cap Value Fund, each a series of one of the Funds existing on the date hereof (such series together with all other series subsequently established by Fund and made subject to this Agreement in accordance with Section 14.2, are referred to herein as the “Portfolio(s)”);

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1 APPOINTMENT OF STATE STREET AS CUSTODIAN AND RECORDKEEPER. Fund hereby appoints State Street as the custodian of the assets of the Portfolios, including securities that Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). Fund, on behalf of the Portfolio(s), agrees to deliver to State Street all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of Fund representing interests in the Portfolios (“Shares”) as may be issued or sold from time to time. State Street shall not be responsible for any property held or received by Fund or a Portfolio and not delivered to State Street.

Upon receipt of “Proper Instructions” (as such term is defined in Section 6 hereof), State Street shall on behalf of the applicable Portfolio(s) from time to time appoint one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or Directors of Fund (the “Board”) on behalf of the applicable Portfolio(s). State Street may appoint as sub-custodian for Fund’s foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. State Street shall have no more or less responsibility or liability to Fund on account of any actions or omissions of any sub-custodian so appointed than any such sub-custodian has to State Street.

Fund hereby contracts with State Street to perform certain investment accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Section 31(a) of the Investment Company Act of 1940, as amended, and the rules and regulations from time to time adopted thereunder (the “1940 Act”) and to calculate the net asset value of the Portfolio(s) in accordance with the provisions of Section 8 hereof.

SECTION 2 DUTIES WITH RESPECT TO PROPERTY HELD IN THE UNITED STATES

SECTION 2.1 HOLDING SECURITIES. State Street shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”).

SECTION 2.2 DELIVERY OF SECURITIES. State Street shall release and deliver domestic securities held by State Street or in a U.S. Securities System account of State Street (“U.S. Securities System Account”) only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)	Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund on behalf of the Portfolio;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5)	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to State Street;

6)	To the issuer thereof or its agent for transfer into the name of the Portfolio or into the name of any nominee(s) of State Street or into the name or nominee name of any agent appointed pursuant to Section 2.7 or of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to State Street;

7)	Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, State Street shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from State Street’s own negligence or willful misconduct;

8)	For exchange or conversion pursuant to any corporate action, including without limitation, any calls for redemption, tender or exchange offers, declarations, record and payment dates and amounts of any dividends or income, plan of merger, consolidation, recapitalization, reorganization, readjustment, split-up of shares, changes of par value, or conversion (“Corporate Action”) of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

9)	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

10)	For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by State Street and Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the U.S. Securities System Account, State Street will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11)	For delivery as security in connection with any borrowing by Fund on behalf of the Portfolio requiring a pledge of assets by Fund, but only against receipt of amounts borrowed;

12)	For delivery in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

13)	For delivery in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, State Street, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (“CFTC”) and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio;

14)	Upon receipt of instructions from the transfer agent for Fund (the “Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information related to the Portfolio (the “Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption; and

15)	For any other purpose, but only upon receipt of Proper Instructions on behalf of the applicable Portfolio specifying the securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of Fund on behalf of the Portfolio or of State Street which nominee shall be assigned exclusively to the Portfolio, unless Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by State Street under the terms hereof shall be in “street name” or other good delivery form. If, however, Fund directs State Street to maintain securities in “street name”, State Street shall utilize reasonable efforts only to timely collect income due Fund on such securities and to notify Fund of relevant information regarding the securities such as maturities and pendency of calls and Corporate Actions.

SECTION 2.4 BANK ACCOUNTS. State Street shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio, subject only to draft or order by State Street acting pursuant hereto, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by State Street for a Portfolio may be deposited by it to its credit as custodian in the banking department of State Street or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by State Street in its capacity as custodian and shall be withdrawable by State Street only in that capacity.

SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, State Street shall collect on a timely basis all income and other payments with respect to registered domestic securities to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by State Street or its agent thereof and shall credit such income, as collected, to such Portfolio’s account. Without limiting the generality of the foregoing, State Street shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of Fund. State Street will have no duty or responsibility in connection therewith, other than to provide Fund with such information or data as may be necessary to assist Fund in arranging for the timely delivery to State Street of the income to which the Portfolio is properly entitled.

SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out monies of a Portfolio in the following cases only:

1)	Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to State Street (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by State Street as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of State Street referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between Fund on behalf of the Portfolio and State Street, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting State Street’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by State Street along with written evidence of the agreement by State Street to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions;

2)	In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

4)	For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)	For the payment of any dividends on Shares declared pursuant to the Declaration of Trust, Articles of Incorporation, Bylaws or other governing documents of Fund (collectively, the “governing documents”);

6)	For payment of the amount of dividends received in respect of securities sold short; and

7)	For any other purpose, but only upon receipt of Proper Instructions on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

SECTION 2.7 APPOINTMENT OF AGENTS. State Street may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as State Street may from time to time direct; provided, however, that the appointment of any agent shall not relieve State Street of its responsibilities or liabilities hereunder.

SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. State Street may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

SECTION 2.9 SEGREGATED ACCOUNT. State Street shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in the U.S. Securities System Account; (1) in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (2) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (3) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the “SEC”), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (4) for any other purpose upon receipt of Proper Instructions on behalf of the applicable Portfolio.

SECTION 2.10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. State Street shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio and in connection with transfers of securities.

SECTION 2.11 PROXIES. State Street shall, with respect to domestic securities, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all communications relating to such securities.

SECTION 2.12 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, State Street shall transmit promptly to Fund for each Portfolio all written information received by State Street from issuers of the securities being held for the Portfolio with respect to Corporate Actions, notices of exercise of call and put options written by Fund on behalf of the Portfolio, and the maturity of futures contracts purchased or sold by the Portfolio. With respect to tender or exchange offers, State Street shall transmit promptly to the Portfolio all written information received by State Street from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any Corporate Action, the Portfolio shall provide Proper Instruction to State Street at least three business days prior to the date on which State Street is to take such action.

SECTION 3 PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

SECTION 3.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2 STATE STREET AS FOREIGN CUSTODY MANAGER

3.2.1	DELEGATION TO STATE STREET AS FOREIGN CUSTODY MANAGER. Fund, by resolution adopted by its Board, hereby delegates to State Street, subject to section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2	COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A, which list of countries may be amended from time to time by Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution hereof by Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the contract governing the custody arrangement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to Fund with respect to the country as to which State Street’s acceptance of delegation is withdrawn.

3.2.3	SCOPE OF DELEGATED RESPONSIBILITIES:

(a)	SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b)	CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)	MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such

Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4	GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

3.2.5	REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6	STANDARD OF CARE AS FOREIGN CUSTODY MANAGER. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7	REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant hereto to State Street as the Foreign Custody Manager of the Portfolios.

3.2.8	EFFECTIVE DATE AND TERMINATION AS FOREIGN CUSTODY MANAGER. The Board’s delegation to State Street as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

SECTION 3.3 ELIGIBLE	SECURITIES DEPOSITORIES.

3.3.1	ANALYSIS AND MONITORING. State Street shall (a) provide Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of

Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2	STANDARD OF CARE. State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4 DUTIES WITH RESPECT TO PROPERTY HELD OUTSIDE THE UNITED STATES

SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

SECTION 4.2 HOLDING SECURITIES. State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (1) the records of State Street with respect to foreign securities which are maintained in such account shall identify those securities as belonging to the Portfolios and (2), to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

SECTION 4.3 FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country. (Foreign. Securities Systems and U.S. Securities Systems are collectively referred to herein as “Securities Systems”).

SECTION 4.4 TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT

4.4.1	DELIVERY OF FOREIGN ASSETS. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(a)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (i) delivery against expectation of receiving later payment; or (ii) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(b)	in connection with any repurchase agreement related to foreign securities;

(c)	to the depository agent in connection with tender or other similar offers for foreign securities;

(d)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(e)	to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(f)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(g)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(h)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(i)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(j)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(k)	in connection with the lending of foreign securities; and

(l)	for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2	PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(a)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (i) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (ii) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(b)	in connection with the conversion, exchange or surrender of foreign securities;

(c)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees hereunder, legal fees, accounting fees, and other operating expenses;

(d)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

(e)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(f)	for payment of part or all of the dividends received in respect of securities sold short;

(g)	in connection with the borrowing or lending of foreign securities; and

(h)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3	MARKET CONDITIONS. Notwithstanding any provision hereof to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

State Street shall provide to the Board the information with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

SECTION 4.5 REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of State Street or in the name of any Foreign Sub-

Custodian or in the name of any nominee of the foregoing, and Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms hereof unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.6 BANK ACCOUNTS. State Street shall identify on its books as belonging to Fund cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms hereof to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

SECTION 4.7 COLLECTION OF INCOME. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of Fund to exercise shareholder rights.

SECTION 4.9 COMMUNICATIONS RELATING TO FOREIGN SECURITIES. State Street shall transmit promptly to Fund written information with respect to Corporate Actions received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, State Street shall transmit promptly to Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. State Street shall not be liable for any untimely exercise of any action, right or power in connection with a Corporate Action unless (1) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (2) State Street receives Proper Instructions with regard to the Corporate Action, and both (1) and (2) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

SECTION 4.10 LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

SECTION 4.11 TAX LAW. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of Fund to notify State Street of the obligations imposed on Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist Fund with respect to any claim for exemption or refund under the tax law of countries for which Fund has provided such information.

SECTION 4.12 LIABILITY OF STATE STREET. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally herein and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

SECTION 5 PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES. State Street shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by Fund. State Street will provide timely notification to Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, State Street shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, State Street is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, State Street shall honor checks drawn on State Street by a holder of Shares, which checks have been furnished by Fund to the holder of Shares, when presented to State Street in accordance with such procedures and controls as are mutually agreed upon from time to time between Fund and State Street.

SECTION 6 PROPER INSTRUCTIONS. “Proper Instructions”, which may also be standing instructions, as used throughout this Agreement, shall mean instructions received by State Street from the Fund, the Fund’s investment manager or sub-adviser, as duly authorized by Fund. Such instructions may be in writing signed by the authorized person(s) or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by State Street and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and State Street, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this

Agreement. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions shall include instructions received by State Street pursuant to any multi-party agreement that requires a segregated asset account in accordance with Section 2.9 of this Agreement. The Fund or the Fund’s investment manager or sub-adviser shall cause its duly authorized officer to certify to State Street in writing the names and specimen signatures of persons authorized to give Proper Instructions. State Street shall be entitled to rely upon the identity and authority of such persons until it receives Proper Instruction from the Fund to the contrary.

SECTION 7 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. State Street may in its discretion, without express authority from Fund on behalf of each applicable Portfolio: (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties hereunder, provided that all such payments shall be accounted for to Fund on behalf of the Portfolio; (2) surrender securities in temporary form for securities in definitive form; (3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 8 DUTIES WITH RESPECT TO ACCOUNTS AND RECORDS AND VALUATION OF ASSETS

SECTION 8.1 ACCOUNTS AND RECORDS. State Street will prepare and maintain, under the direction of and as interpreted by Fund, Fund’s or Portfolio’s accountants and/or other advisors, in complete, accurate and current form such accounts and records: (1) required to be maintained by Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act; (2) required as a basis for calculation of each Portfolio’s net asset value; and (3) as otherwise agreed upon by the parties. Fund will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act. State Street will preserve such accounts and records during the term of this Agreement in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records when such information is not readily available from generally accepted securities industry services or publications.

SECTION 8.2 DELIVERY OF ACCOUNTS AND RECORDS. Fund will turn over or cause to be turned over to State Street all accounts and records needed by State Street to perform its duties and responsibilities hereunder fully and properly. State Street may rely conclusively on the completeness and correctness of such accounts and records.

SECTION 8.3 ACCOUNTS AND RECORDS PROPERTY OF FUND. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist Fund’s independent auditors, or upon the prior written approval of Fund, or upon demand, any regulatory body, in any requested review of Fund’s accounts and records but Fund will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, State Street will supply information from the books and records it maintains for Fund that Fund may reasonably request for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and State Street may agree upon from time to time.

SECTION 8.4 ADOPTION OF PROCEDURES. State Street and Fund may from time to time adopt such procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by Fund, Fund’s or Portfolio’s accountants or other advisors conflicts with or violates any requirements of Fund’s Prospectus, governing documents, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street responsibilities or procedures hereunder.

SECTION 8.5 VALUATION OF ASSETS. State Street will value the assets of each Portfolio in accordance with Proper Instructions utilizing the information sources designated by Fund (“Pricing Sources”) on the Price Source and Methodology Authorization Matrix, incorporated herein by this reference.

SECTION 9 OPINION OF FUND’S INDEPENDENT ACCOUNTANT. State Street shall take all reasonable action, as Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of Fund’s Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 10 REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. State Street shall provide Fund, on behalf of each of the Portfolios at such times as Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in any Securities System, relating to the services provided by State Street hereunder. Such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 11 COMPENSATION OF STATE STREET. State Street shall be entitled to reasonable compensation for its services and expenses as custodian and recordkeeper, as agreed upon from time to time between Fund on behalf of each applicable Portfolio and State Street.

SECTION 12 RESPONSIBILITY OF STATE STREET. So long as and to the extent that it is in the exercise of reasonable care, State Street shall not be responsible or liable for, and Fund shall indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, reasonable counsel fees (including without limitation, disbursements and the allocable cost of in-house counsel), payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

1)	The purchase or sale of any assets or foreign currency positions. Without limiting the generality of the foregoing, State Street is under no duty or obligation to inquire into the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant hereto;

2)	State Street’s action upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. State Street may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of Fund (“Certified Resolution”) as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by State Street of written notice to the contrary;

3)	State Street’s action or omission to act in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction; and provided further that in no event shall State Street by liable for indirect, special or consequential damages;

4)	State Street’s action or failure to act in good faith reliance upon advice of counsel (who may be counsel for Fund) on all matters, or on the instruction, notice, request, consent, advice, representation, warranty or statements of any officer or employee of Fund, or Fund’s accountants or other authorized individuals. State Street may receive and accept a copy of an instruction of Fund as conclusive evidence (a) of the authority of any person to act in accordance with such instruction and (b) of any determination or of any action by said party, in each case as described in such instruction and such instruction may be considered as in full force and effect until receipt by State Street of written notice to the contrary;

5)	Any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism;

6)	Except as may arise from State Street’s own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the failure or delay in performance of its obligations hereunder resulting from or caused by; (a) events or circumstances beyond the reasonable control of State Street or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (b) errors by Fund or its duly-authorized investment manager or investment advisor in their instructions to State Street provided such instructions have been in accordance with this Agreement; (c) the bankruptcy, insolvency, or receivership of any sub-custodian; (d) the insolvency of or acts or omissions by a Securities System; (e) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to State Street’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (f) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of State Street, Fund, State Street’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (h) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction;

7)	State Street’s payment of money as requested by Fund, or the taking of any action that may, in the opinion of State Street, result in State Street or its nominee assigned to Fund or the Portfolio being liable for the payment of money or incurring liability of some other form. As a prerequisite to requiring State Street to take such action, Fund on behalf of the Portfolio shall provide indemnity to State Street in an amount and form satisfactory to it. If Fund requires State Street, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should Fund fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to dispose of such Portfolio’s assets to the extent necessary to obtain reimbursement; and

8)	Any error, omission, inaccuracy or other deficiency in any Portfolio’s accounts and records or other information provided to State Street by or on behalf of a Portfolio, including the accuracy of the prices quoted by the Pricing Sources, or the information supplied by Fund to value the assets, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties as recordkeeper hereunder.

SECTION 13 TERM AND TERMINATION. This Agreement shall become effective as of the date of this Agreement for a two-week period following the merger of the Wells Fargo family of funds and the Strong family of funds, expected to occur on or about April 8, 2005. Upon termination hereof:

1)	Fund on behalf of each applicable Portfolio shall (a) pay to State Street such compensation as may be due as of the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements, (b) designate a successor recordkeeper (which may be Fund) by Proper Instruction; and (c) designate a successor custodian by Proper Instruction.

2)	Upon payment of all sums due to it from Fund, State Street shall (a) deliver all accounts and records to the successor recordkeeper (or, if none, to Fund) at the office of State Street, and (b) deliver to the successor custodian at the office of State Street, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

In the event that no successor custodian has been designated on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by State Street on behalf of each applicable Portfolio and all instruments held by State Street relative thereto and all other property held by it hereunder on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of State Street hereunder.

In the event that securities, funds and other properties remain in the possession of State Street after the date of termination hereof owing to failure of Fund to designate a successor custodian or otherwise, State Street shall be entitled to fair compensation for its services during such period as State Street retains possession of such securities, funds and other properties and the provisions hereof relating to the duties and obligations of State Street as custodian shall remain in full force and effect. In the event that accounts and records remain in the possession of State Street after the date of termination hereof for any reason other than State Street’s failure to deliver the same, State Street shall be entitled to compensation for storage thereof during such period, and shall be entitled to destroy the same if not removed by Fund within ten (10) days after written demand.

SECTION 14 GENERAL

SECTION 14.1 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation hereof, State Street and Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions hereof as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 14.2 ADDITIONAL PORTFOLIOS. In the event that Fund establishes one or more additional series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms hereof, it shall so notify State Street in writing, and if State Street agrees to provide such services, such series shall become a Portfolio hereunder.

SECTION 14.3 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 14.4 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior agreements between Fund on behalf of each of the Portfolios and State Street relating to the custody or recordkeeping of Fund’s assets.

SECTION 14.5 INSTRUCTIONS AND NOTICES. Any Proper Instruction, notice, communication or other instrument required to be given hereunder may be (a) delivered in person to the offices of the parties as set forth herein during normal business hours; or (b) effected directly between electro-mechanical or electronic devises as provided in Section 6 hereof; or (c) delivered prepaid registered mail (in which case it shall be deemed to have been served at the expiration of five business days after posting); or (d) delivered by telecopy (in which case it shall be deemed to have been served on the business day after the receipt thereof). Each party hereto shall designate from time to time the person(s) and address(es) for Proper Instructions and other communications related to the daily operations. Proper Instructions and other communications related to this Agreement (including, but not limited to termination, breach, or default) shall be delivered at the following addresses or such other addresses as may be notified by any party from time to time.

To Company:

WELLS FARGO FUNDS MANAGEMENT

525 Market Street-9th floor

San Francisco, CA 94105

Attention: Stacie DeAngelo

Telephone: 415-396-5350

Telecopy: 415-975-7068

To State Street:

STATE STREET BANK AND TRUST COMPANY

801 Pennsylvania Avenue

Kansas City, MO 64105

Attention: Managing Counsel

Telephone: 816-871-4100

Telecopy: 816-871-9675

SECTION 14.6 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 14.7 REMOTE ACCESS SERVICES ADDENDUM. State Street and Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

SECTION 14.8 ASSIGNMENT. Except as otherwise set forth herein, this Agreement may not be assigned by either party without the written consent of the other. State Street shall have the right to delegate and sub-contract for the performance of any or all of its duties hereunder, provided that State Street shall remain responsible for the performance of such duties and all the terms and conditions hereof shall continue to apply as though State Street performed such duties itself.

SECTION 14.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement.

SECTION 14.10 SEVERABILITY. If any provision in this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

SECTION 14.11 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, State Street needs Fund to indicate whether it authorizes State Street to provide Fund’s name, address, and share position to requesting companies whose securities Fund owns. If Fund tells State Street “no”, State Street will not provide this information to requesting companies. If Fund tells State Street “yes” or does not check either “yes” or “no” below, State Street is required by the rule to treat Fund as consenting to disclosure of this information for all securities owned by Fund or any funds or accounts established by Fund. For Fund’s protection, the Rule prohibits the requesting company from using Fund’s name and address for any purpose other than corporate communications. Please indicate below whether Fund consents or objects by checking one of the alternatives below.

YES ☐ State Street is authorized to release Fund’s name, address, and share positions.

NO ☒ State Street is not authorized to release Fund’s name, address, and share positions.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative effective as of the day and year first written above.

WELLS FARGO FUNDS TRUST
WELLS FARGO VARIABLE TRUST		FUND SIGNATURE ATTESTED TO BY:

By:	/s/ Stacie De Angelo	By:	/s/ Natalie Manfredi
Name:	Stacie De Angelo	Name:	Natalie Manfredi
Title:	Treasurer	Title:	Assistant Treasurer

STATE STREET BANK AND TRUST COMPANY		SIGNATURE ATTESTED TO BY:

By:	/s/ Robert G. Novellano	By:	/s/ B.Z. Edwards

Name:		Name:

Title:		Title: